As filed with the United States Securities and Exchange Commission on November 27, 2012

Registration Statement No. 333-184362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue

Suite 850

Chicago, Illinois 60654

(312) 642-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric D. Belcher

Chief Executive Officer

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, Illinois 60654

(312) 642-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald Provenzano, Esq.

General Counsel

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, Illinois 60654

(312) 642-3700

and

Steven J. Gavin, Esq.

Matthew F. Bergmann, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois  60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee
Common Stock, $0.0001 par value per share	459,629	$14.21	$6,531,328.09	$890.88	(3)

(1)	The shares of common stock being registered will be issued to the selling stockholders named herein pursuant to (i) that certain Purchase Agreement, dated as of August 22, 2012, by and among InnerWorkings, Inc., Direct Corporate Source, Inc. and Fred Ball and Nick Marino and (ii) that certain Share Purchase Agreement, dated as of September 6, 2012, by and among InnerWorkings Europe Limited, InnerWorkings, Inc. and Anne Patnick, Simon Lyndon Patnick and Lisa Nikki Patnick.

(2)	With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of InnerWorkings, Inc.’s common stock on October 3, 2012 on the NASDAQ Global Select Market, which was $14.21.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is file an updated Exhibit 23.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by InnerWorkings, Inc. in connection with the registration of the securities under this Registration Statement, all of which will be borne by InnerWorkings, Inc.

Securities and Exchange Commission Registration Fee	$891
Legal Fees and Expenses	30,000
Accountants’ Fees and Expenses	6,000
Miscellaneous	109
Total	$37,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Second and Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws generally provide that, subject to certain limitations, we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding; except that we shall only be required to indemnify an indemnified person in connection with a proceeding (or part thereof) commenced by such indemnified person if the commencement of such proceeding (or part thereof) by the indemnified person was authorized in advance by the Board of Directors.

Both the DGCL and our By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Section 145 of the DGCL and our By-laws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions provided in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

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Item 16.	Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.1 to our Registration Statement on Form S-1/A filed on January 5, 2007).

3.2	Amended and Restated By-laws of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.2 to our Registration Statement on Form S-1/A filed on January 5, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1†	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1†	Power of Attorney.

_____________________

*	Filed herewith.

†	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 27, 2012.

INNERWORKINGS, INC.

By:	/s/ Joseph M. Busky
Joseph M. Busky
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	November 27, 2012
Eric D. Belcher	(principal executive officer) and Director

/s/ Joseph M. Busky	Chief Financial Officer	November 27, 2012
Joseph M. Busky	(principal accounting and financial officer)

*	Chairman of the Board	November 27, 2012
Jack M. Greenberg

*	Director	November 27, 2012
Linda S. Wolf

/s/ Julie Howard	Director	November 27, 2012
Julie Howard

*	Director	November 27, 2012
Charles K. Bobrinskoy

*	Director	November 27, 2012
J. Patrick Gallagher, Jr.

*	Director	November 27, 2012
David Fisher

* By:	/s/ Joseph M. Busky
Joseph M. Busky, as attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.1 to our Registration Statement on Form S-1/A filed on January 5, 2007).

3.2	Amended and Restated By-laws of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.2 to our Registration Statement on Form S-1/A filed on January 5, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1†	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1†	Power of Attorney.

_____________________

*	Filed herewith.

†	Previously filed.

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